Exhibit 5.1
Akerman LLP
1251 Avenue of the Americas
37th Floor
New York, NY 10020

T: 212 880 3800
F: 212 880 8965
June 22, 2023
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, New York 13203
Re: Registration Statement on Form S-8
Ladies and Gentlemen:

We have acted as counsel to Carrols Restaurant Group, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed by the Corporation with the Securities and Exchange Commission ("Commission") on the date hereof pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering and sale of up to 4,500,000 shares (the "Shares") of the Corporation's authorized common stock, par value $0.01 per share (the "Common Stock"), issuable in accordance with the terms of the Corporation’s 2016 Stock Incentive Plan, as amended and restated (the "Plan").

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the amended and restated certificate of incorporation and amended and restated bylaws of the Corporation, each as amended to the date hereof; (ii) records of corporate proceedings of the Corporation related to the Plan, (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Corporation and upon documents, records, and instruments furnished to us by the Corporation, without independently checking or verifying the accuracy of such documents, records, and instruments.

Based upon the foregoing examination, we are of the opinion that: (i) the Shares have been duly authorized, and, (ii) when the Shares have been issued upon full payment for such Shares in accordance with the terms

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of the Plan and any awards made under the Plan (and any agreements or certificates issued in accordance with the Plan), such Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the Delaware General Corporation Law. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

This opinion letter speaks only as of the date hereof. We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or first arising after the date hereof, that might change the opinion expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

Respectfully yours,

/s/ Akerman LLP

AKERMAN LLP

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